UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 15, 2008
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2250 Lakeside Boulevard
Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously disclosed by MetroPCS Communications, Inc. (the “Company”), Verisign, the vendor for the Company’s existing billing system, has publicly announced that it plans to leave the telecommunications services business, including the billing services business. The Company’s contract with Verisign expires on November 1, 2008 and continues on a month-to-month basis thereafter.
     On September 15, 2008, MetroPCS Wireless, Inc. (“Wireless”), an indirect, wholly-owned subsidiary of the Company, Amdocs Software Systems Limited and Amdocs, Inc. (collectively, “Amdocs”) entered into an Agreement (the “MSA”), effective as of April 8, 2008 (“Effective Date”), under which Amdocs will (i) license to Wireless certain billing and operational support software (“the “Licensed Systems”), (ii) provide to Wireless and other authorized users, including Royal Street Communications, LLC, certain billing and operational support services relating to the implementation, operation, support and maintenance of the Licensed Systems and (iii) provide transition support services to allow Wireless to migrate from its current billing and operational support systems to the Licensed Systems.
     The initial term of the MSA commences on the Effective Date and, unless earlier terminated in accordance with the terms of the MSA, continues for a period of six years following the earlier to occur of (i) the date on which a specified number of the Company’s subscribers are successfully migrated from Wireless’ current billing and operations support systems to the Licensed Systems or (ii) September 30, 2009, after which the MSA automatically renews on an annual basis for up to five one-year renewal terms unless Wireless provides Amdocs with written notice of non-renewal at least 120 days before the end of the then-current term. The MSA also provides that Amdocs will provide certain transition assistance services to Wireless for a specified period of time following the termination or expiration of the MSA.
     Under the terms of the MSA, Wireless is required to pay Amdocs an initial fee on or before September 20, 2008. In addition, the MSA contains detailed terms governing pricing, discounts, credits, and incentives based on a number of factors, including the number of subscribers billed using the Licensed Systems, the success or failure of Amdocs to meet certain deadlines in implementing the Licensed Systems, and the date that certain percentages of the Company’s subscribers are successfully migrated to the Licensed Systems.
     Under the terms of the MSA, but subject to certain exclusions, Amdocs will be Wireless’ exclusive supplier of the prepaid, postpaid and pay-in-advance functions provided by the Licensed Systems and related services in North America.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: September 19, 2008	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and CFO